Exhibit 10.1

KOHL’S CORPORATION

2003 LONG–TERM COMPENSATION PLAN

Amended and Restated Effective as of August 12, 2008

1. Purpose

The purpose of the Plan is to allow the Company to attract and retain key employees and directors of the Company and its subsidiaries and to provide motivation to these individuals to put forth maximum efforts toward the continued growth, profitability, and success of the Company and its Subsidiaries by providing incentives through the ownership and performance of the Company’s Common Stock. Toward this objective, the Committee may grant various equity-based Awards to Participants on the terms and subject to the conditions set forth in the Plan. These Awards will provide Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions

2.1. “Award” means any form of stock option, stock appreciation right, Stock Award, performance unit, performance shares or other incentive award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

2.2. “Award Agreement” means a written agreement between the Company and a Participant that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

2.3. “Board” means the Board of Directors of the Company.

2.4. “Cause” means termination of employment or service as a director upon:

(1) a Participant’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his reasonable judgment, (2) insubordination, (3) a Participant’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) a Participant’s chronic absence from work other than by reason of a serious health condition, (5) a Participant’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a Subsidiary, or (6) the willful engaging by a Participant in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

2.5. “Change of Control” shall have the meaning set forth in Paragraph 18 below.

2.6. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7. “Committee” means the Compensation Committee of the Board, or such other committee of directors designated by the Board, authorized to administer the Plan under Paragraph 3 hereof. Membership of the Committee shall consist of not less than two (2) independent directors and shall otherwise comply with the requirements of the rules and regulations of the Securities and Exchange Commission, the stock exchange on which the Company’s Common Stock is traded, Rule 16b-3 of the Exchange Act and Code Section 162(m).

2.8. “Common Stock” means $.01 par value common shares of the Company.

2.9. “Company” means Kohl’s Corporation, a Wisconsin corporation.

2.10. “Disability” means the inability of a Participant to perform his or her normal duties as a full-time employee of the Company or a Subsidiary for a continuous period of ninety (90) days by reason of physical or mental illness or incapacity. If there is any dispute as to whether the termination of the Participant’s employment was due to his or her physical or mental illness or incapacity, such question shall be submitted to a licensed physician for the purpose of making such determination. An examination of the Participant shall be made within thirty (30) days after written notice by the Committee or the Participant by a licensed physician selected by the Committee. The Participant shall submit to such examination and provide such information as such physician may request and the determination of such physician as to the question of the Participant’s physical or mental condition shall be binding and conclusive on all parties concerned for purposes of this Plan. The disability shall be deemed to be continuing unless the Participant performs his or her regular duties for his or her employer for a continuous period of ninety (90) days.

2.11. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.12. “Market Value” of Common Stock shall mean the closing sale price of Common Stock on the New York Stock Exchange – Composite Transactions, the American Stock Exchange – Composite Transactions or other national or regional exchange, or the mean of the closing bid and asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automatic Quotation System (“NASDAQ”).

2.13. “Participant” means an employee or member of the Board of Directors of the Company or a Subsidiary chosen by the Committee to receive an Award under this Plan.

2.14. “Plan” means the Kohl’s Corporation 2003 Long –Term Compensation Plan, as amended.

2.15. “Retirement” means a Participant’s termination of employment or service as a director other than for Cause after the later to occur of (a) attainment of age sixty (60); or (b) service with the Company and/or a Subsidiary for a continuous period of ten (10) years.

2.16. “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as it may be amended from time to time, and any successor rule.

2.17. “Stock Award” means an award granted pursuant to Paragraph 10 hereof in the form of shares of Common Stock, restricted shares of Common Stock, and/or Units of Common Stock.

2.18. “Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has a significant ownership interest, as determined by the Committee, in the Committee’s sole discretion.

2.19. “Unit” means a bookkeeping entry used by the Company to record and account for the grant of the following Awards until such time as the Award is paid, cancelled, forfeited or terminated, as the case may be: Units of Common Stock, performance units, and performance shares which are expressed in terms of Units of Common Stock.

3. Administration

The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the authority to: (a) interpret the Plan; (b) establish such rules and regulations as it deems necessary for the proper operation and administration of the Plan; (c) select Participants to receive Awards under the Plan; (d) determine the form of an Award, whether a stock option, stock appreciation right, Stock Award, performance unit, performance share, or other incentive award established by the Committee in accordance with the Plan, the number of shares or Units subject to the Award, all the terms, conditions, restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting, and the terms of any Award Agreement; (e) determine whether Awards will be granted singly, in combination or in tandem; (f) determine the performance goals, if any, which will be applicable to the Award; (g) grant waivers of Plan terms, conditions, restrictions, and limitations; (h) accelerate the vesting, exercise, or payment of an Award or the performance period of an Award when such action or actions would be in the best interest of the Company; and (i) take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan. In addition, in order to enable Participants who are foreign nationals or are employed outside the United States or both to receive Awards under the Plan, the Committee may adopt such amendments, procedures, regulations, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

Subject to Section 23, the Committee shall also have the authority to grant Awards in replacement of Awards previously granted under this Plan or any other executive compensation plan of the Company or a Subsidiary.

All determinations of the Committee shall be made by a majority of its members, and its determinations shall be final, binding and conclusive on the Company, Participants and any persons claiming an interest through a Participant. The Committee, in its discretion, may delegate its authority and duties under the Plan to the Chief Executive Officer and/or to other senior officers of the Company under such conditions and/or limitations as the Committee may establish; provided, however, that only the Committee may select and grant Awards to Participants who are subject to Section 16 of the Exchange Act.

4. Eligibility

Any employee or member of the Board of Directors of the Company or a Subsidiary chosen by the Committee shall be eligible to receive an Award.

5. Awards Available

The aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise or grant of Awards shall not exceed 31,000,000 shares of Common Stock, subject to adjustment as provided in Paragraph 20 hereof, all of which may be incentive stock options. Shares of Common Stock issued hereunder may be treasury shares or authorized but unissued shares, or a combination of the two. In no event (a) shall the aggregate number of shares subject to Awards granted under the Plan that are not stock options or stock appreciation rights, as set forth in Paragraphs 8 and 9 hereof respectively, exceed 3,000,000 shares (subject to adjustment as provided in Paragraph 20 hereof), (b) shall any Participant be eligible to receive options or SARs, as defined in Paragraph 9, below, for more than 1,500,000 shares during any twelve-month period (subject to adjustment as provided in Paragraph 20 hereof), (c) shall any one Participant be eligible to receive an aggregate amount of Awards, other than options, restricted shares of Common Stock which vest based on the continued performance of services (i.e., time-based vested restricted stock), SARs or performance units, in an amount in excess of $2,500,000 (valuing the shares of Common Stock at their Market Value and other Awards at their fair market value as determined by the Committee in its sole discretion, on the business day immediately preceding the date of grant) during any twelve-month period or (d) shall any one Participant be eligible to receive an aggregate amount of Awards of performance units during any fiscal year with a maximum cash payout in excess of $2,500,000. For purposes of determining the maximum number of shares available for issuance under the Plan, any shares which have been issued as Stock Awards or performance shares, as set forth in Paragraph 12 hereof, which are forfeited to the Company shall be treated, following such forfeiture, as shares which have not been issued. Notwithstanding anything herein to the contrary, any shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares, are settled in cash in lieu of shares, or are exchanged with the Committee’s permission, prior to the issuance of shares, for Awards not involving shares, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such shares: (x) were subject to a stock option or a stock-settled stock appreciation right and were not issued upon the net settlement or net exercise of such stock option or stock appreciation right, (y) were delivered to or withheld by the Company to pay the exercise price of a stock option or the withholding taxes related to any Award, or (z) were repurchased on the open market with the proceeds of a stock option exercise.

6. Term

The Plan shall become effective as of the date of its approval by the Company’s shareholders. Awards shall not be granted pursuant to the Plan after March 1, 2017.

7. Participation

The Committee shall select, from time to time, those Participants who, in the opinion of the Committee, can further the Plan’s purposes. Once a Participant is so selected, the Committee shall determine the type or types of Awards to be made to the Participant and shall establish in the related Award Agreements the terms, conditions, restrictions and/or limitations, if any, applicable to the Awards in addition to those set forth in this Plan and the administrative rules and regulations issued by the Committee. Notwithstanding the foregoing, the term of Awards granted pursuant to the Plan before May 2, 2007 shall not exceed fifteen (15) years, with the exception of incentive stock options, where the term shall not exceed ten (10) years (five (5) years in the case of a greater than 10% shareholder) and the term of Awards granted pursuant to the Plan on or after May 2, 2007, shall not exceed ten (10) years, with the exception of incentive stock options, where the term shall not exceed five (5) years in the case of a greater than 10% shareholder.

8. Stock Options

(a) Grants. Awards may be granted in the form of stock options. These stock options may be incentive stock options within the meaning of Section 422 of the Code or nonqualified stock options (i.e., stock options which are not incentive stock options), or a combination of both.

(b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The price at which a share of Common Stock may be purchased upon exercise of a stock option shall be established by the Committee, but shall be no less than 100% of the Market Value of a share of Common Stock, as determined by the Committee, on the date of grant. The exercise price of a stock option shall not be reduced by the Committee other than pursuant to Paragraph 20 hereof, without the consent of the Company’s shareholders.

(c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Further, the per share option price of an incentive stock option shall not be less than 100% (or 110% in the case of a greater than 10% shareholder) of the fair market value of a share of Common Stock, as determined by the Committee, on the date of the grant. Also, each option shall expire not later than ten years (or five years in the case of a 10% or more shareholder) from its date of grant. All or any portion of an option designated as an incentive stock option which does not meet the requirements of Section 422 of the Code, including those set forth herein, will be treated as a nonqualified stock option.

(d) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, of any stock option Award, provided they are not inconsistent with the Plan.

(e) Exercise Payment. At the election of the Committee, upon exercise, the option price of a stock option may be paid in cash, shares of Common Stock either directly or by attestation, a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9. Stock Appreciation Rights

(a) Grants. Awards may be granted in the form of stock appreciation rights (“SARs”). A SAR may be granted in tandem with all or a portion of a related stock option under the Plan (a “Tandem SAR”), or may be granted separately (a “Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the related stock option or any time thereafter during the term of the stock option. SARs shall entitle the recipient to receive a payment equal to the appreciation in Market Value of a stated number of shares of Common Stock from the exercise price to the Market Value on the date of exercise. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value is from the option price of such related stock option to the Market Value on the date of exercise.

(b) Terms and Conditions of Tandem SARs. A Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable, and the “exercise price” of such a SAR (the base from which the value of the SAR is measured at its exercise) shall be the option price under the related stock option. If a related stock option is exercised as to some or all of the shares covered by the Award, the related Tandem SAR, if any, shall be cancelled automatically to the extent of the number of shares covered by the stock option exercise.

Upon exercise of a Tandem SAR as to some or all of the shares covered by the Award, the related stock option shall be cancelled automatically to the extent of the number of shares covered by such exercise, and such shares shall again be eligible for grant in accordance with Paragraph 5 hereof, except to the extent any shares of Common Stock are issued to settle the SAR.

(c) Terms and Conditions of Freestanding SARs. The “exercise price” of a Freestanding SAR shall be established by the Committee, but shall be no less than 100% of the market value of a share of Common Stock, as determined by the Committee, on the date of grant. A Freestanding SAR shall be exercisable in whole or in such installments and at such times as may be determined by the Committee.

(d) Deemed Exercise. The Committee may provide that a SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms remains exercisable and, if so exercised, would result in a payment to the holder of such SAR.

(e) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any SAR Award, provided they are not inconsistent with the Plan.

10. Stock Awards

(a) Grants. Awards may be granted in the form of Stock Awards. Stock Awards shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.

(b) Award Restrictions. Stock Awards shall be subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee deems appropriate including, but not by way of limitation, performance goal requirements, restrictions on transferability and continued employment. The Committee may modify or accelerate the delivery of a Stock Award under such circumstances as it deems appropriate.

(c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under Paragraph 10(b), the Committee may, in its discretion, grant to the Participants to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, the right to vote such shares and to receive dividends.

(d) Evidence of Award. Any Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11. Performance Units

(a) Grants. Awards may be granted in the form of performance units. Performance units, as that term is used in this Plan, shall refer to Units valued by reference to designated criteria established by the Committee, other than Common Stock.

(b) Performance Criteria. Performance units shall be contingent on the attainment during a performance period of certain performance goals. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance goals may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances; provided, however, that no revisions shall be permitted where performance goals have been set in accordance with Paragraph 13 below so as to comply with the performance-based compensation provisions under Code Section 162(m) if such a revision would cause the performance units to lose their qualification as performance-based compensation thereunder.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions, and/or limitations, if any, of any Award of performance units, provided they are not inconsistent with the Plan.

12. Performance Shares

(a) Grants. Awards may be granted in the form of performance shares. Performance shares, as that term is used in this Plan, shall refer to shares of Common Stock or Units which are expressed in terms of Common Stock.

(b) Performance Criteria. Performance shares shall be contingent upon the attainment during a performance period of certain performance goals. The length of the performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such goals have been attained shall be conclusively determined by the Committee in the exercise of its absolute discretion. Performance goals may be revised by the Committee, at such times as it deems appropriate during the performance period, in order to take into consideration any unforeseen events or changes in circumstances; provided, however, that no revisions shall be permitted where performance goals have been set in accordance with Paragraph 13 below so as to comply with the performance-based compensation provisions under Code Section 162(m) if such a revision would cause the performance shares to lose their qualification as performance-based compensation thereunder.

(c) Additional Terms and Conditions. The Committee may, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, of any Award of performance shares, provided they are not inconsistent with the Plan.

13. Performance Goals

Notwithstanding any other provision hereof, the Committee may establish performance goals in connection with the grant of any Award hereunder. Performance goals established by the Committee may be based upon the performance of the Market Value of the Common Stock in relation to its historical performance and the performance of applicable market indices and market peer groups, total sales, comparable store sales, return on equity, return on investment and/or net income of the Company. Such performance goals may be set on a pre-tax or after-tax basis, may be applied on an absolute or relative basis, and may be determined with or without regard to changes in accounting or extraordinary, unusual or nonrecurring items, as specified by the Committee upon the grant of an Award. The Committee may, in its discretion, determine whether an Award will be paid under any one or more of the performance goals. Such performance goals shall be set by the Committee so as to comply with the performance-based compensation provisions under Code 162(m), and may be (but need not be) different for each performance period. The Committee may set different goals for different Participants and for different Awards, and performance goals may include standards for minimum attainment, target attainment, and maximum attainment. In all cases, however, performance goals shall include a minimum performance standard below which no part of the relevant Award will be earned. After the end of a performance period, the Committee shall certify in writing prior to payment of the Award that the relevant performance goals and any other material terms of the Award were in fact satisfied.

14. Payment of Awards

At the discretion of the Committee, payment of Awards may be made in cash, Common stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine, other than stock options and Stock Awards, which shall be made in Common Stock. In addition, payment of Awards may include such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, in the case of Awards paid in the form of Common Stock, restrictions on transfer and forfeiture provisions. Further, payment of Awards may be made in the form of a lump sum or installments, as determined by the Committee.

15. Dividends and Dividend Equivalents

Except with respect to stock options and stock appreciation rights, the Committee may choose, at the time of the grant of the award or any time thereafter up to the time of the Award’s payment, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner (i.e., lump sum or installments), and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional shares of Common Stock or, in the case of dividends or dividend equivalents credited in connection with performance shares, be credited as additional performance shares and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. Notwithstanding the foregoing, for any Award that is governed by Section 409A of the Code regarding nonqualified deferred compensation, the Committee shall establish the schedule of any payments of dividends or dividend equivalents in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder.

16. Deferral of Awards

At the discretion of the Committee, payment of a Stock Award, performance share, performance unit, dividend, dividend equivalent, or any portion thereof may be deferred by a Participant until such time as the Committee may establish. All such deferrals shall be accomplished by the delivery of a written, irrevocable election by the Participant on a form provided by the Company. Further, all deferrals shall be made in accordance with administrative guidelines established by the Committee to ensure that such deferrals comply with all applicable requirements of Section 409A of the Code or any guidance promulgated thereunder. Deferred payments shall be paid in a lump sum or installments, as determined by the Committee in accordance with the requirements of Section 409A of the Code or any guidance promulgated thereunder. The Committee may also credit interest, at such rates to be determined by the Committee, on cash payments that are deferred and credit dividends or dividend equivalents on deferred payments denominated in the form of Common Stock.

17. Termination of Service

If a Participant’s service with the Company or a Subsidiary terminates for a reason other than death, Disability, Retirement, or any approved reason, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned, but not yet paid, all unpaid dividends and dividend equivalents, and all interest accrued on the foregoing shall be cancelled or forfeited, as the case may be, unless the Participant’s Award Agreement provides, or the Committee determines, otherwise. The Committee shall have the authority to promulgate rules and regulations to (a) determine what events constitute Disability, Retirement, or termination for an approved reason for purposes of the Plan, and (b) determine the treatment of a Participant under the Plan in the event of the Participant’s death, Disability, Retirement, or termination for an approved reason.

18. Change of Control

(a)	Impact.

(i) For Awards granted before May 2, 2007, in the event of a Change of Control (as defined below), the following acceleration and valuation provisions shall apply:

(A) All Awards outstanding on the date such Change of Control is determined to have occurred shall become immediately vested and fully exercisable and, if there were performance goals, that such performance goals had been attained at the target level or the equivalent thereof;

(B) All Awards which are not paid in Common Stock will be cashed out at the “Change of Control Price” (as defined below) reduced by the exercise price, if any, applicable to such Awards; and

(C) The Committee may, in its discretion, make such other provision relating to any Award, any unpaid dividend or dividend equivalent and all interest accrued thereon, any performance goal, or any Award deferred under Paragraph 16 hereof which the Committee may deem equitable, including, but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.

(ii) For Awards granted on or after May 2, 2007, in the event of a Change of Control (as defined below), the Committee, in its discretion, may provide that:

(A) All Awards outstanding on the date such Change in Control is determined to have occurred shall become immediately vested and fully exercisable and, if there were performance goals, the Committee may provide that such performance goals are attained at the target level or the equivalent thereof;

(B) Awards outstanding which are not paid in Common Stock shall be cashed out at the “Change in Control Price” (as defined below) reduced by the exercise price, if any applicable to such Awards; and / or

(C) Other provisions be made relating to any Award which the Committee deems equitable, including but not limited to, adjusting the terms of an Award to reflect the Change of Control or causing the Award to be assumed, or new rights to be substituted therefore, by another entity.

(b)	Definitions.

(i) “Change of Control” means the occurrence of (1) the acquisition (other than from the Company) by any person, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than the Company, a subsidiary of the Company, or any employee benefit plan or plans sponsored by the Company or any subsidiary of the Company, directly or indirectly, of beneficial ownership (within the meaning of Exchange Act Rule 13d-3) of 33% or more of the then outstanding shares of common stock of the Company or voting securities representing 33% or more of the combined voting power of the Company’s then outstanding voting securities ordinarily entitled to vote in the election of directors unless the Incumbent Board (as defined below), before such acquisition or within 30 days thereafter, deems such acquisition not to be a Change of Control; or (2) individuals who, as of the date this Plan is adopted by the Board, constitute the Board (as of such date, the “Incumbent Board”) ceasing for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be for purposes of the Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or (3) the consummation of any merger, consolidation or share exchange of the Company with any other corporation, other than a merger, consolidation or share exchange which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of then outstanding voting securities entitled to vote generally in the election of directors, of the surviving, consolidated or resulting corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such transaction in substantially the same proportions as their ownership, immediately prior to such transaction, of the Company’s then outstanding Common Stock or then outstanding voting securities, as the case may be; or (4) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company.

(ii) “Change of Control Price” means, as determined by the Committee, (1) the highest Market Value at any time within the 60-day period immediately preceding the date of determination of the Change of Control Price by the Committee, (2) the highest price paid or offered per share of Common Stock, as determined by the Committee, in any bona fide transaction or bona fide offer related to the Change of Control of the Company at any time within such 60-day period, or (3) some lower price as the Committee, in its discretion, determines to be a reasonable estimate of the fair market value of a share of Common Stock.

19.	Nonassignability

No Awards or any other payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code), assignment, pledge, or encumbrance, and during the lifetime of the Participant, only the Participant may exercise rights under the Plan. Following the death of the Participant, such individual, trust or estate who or which by designation of the Participant or operation of law succeeds to the rights of the Participant under the Plan upon the Participant’s death, may exercise the Participant’s rights to the extent they are exercisable under the Plan following the death of the Participant. All beneficiary designations shall be made in such form and subject to such limitations as may from time to time be acceptable to the Committee and delivered to and accepted by the Committee.

20. Adjustment Provisions

If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares available for Awards, the shares subject to any Award and the option prices or exercise prices of Awards shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital of the Company, or through any other transaction referred to in Section 424(a) of the Code, the Committee shall make appropriate adjustments in the maximum number of shares of Common Stock which may be issued under the Plan and any adjustments and/or modifications to outstanding Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock of the Company, or in the event of a merger, consolidation, combination or exchange of shares, or the like, as a result of which Common Stock is changed into another class, or securities of another person, cash or other property, the exercise price, consideration to be received, and other terms of an Award shall be adjusted as deemed equitable by the Committee, in its sole discretion. The Committee shall have authority to provide for, in appropriate cases upon the effectiveness of the transaction, (a) waiver, in whole or in part, of remaining restrictions for vesting or earning, and (b) the conversion of outstanding Awards into cash or other property to be received in the transactions immediately or over the periods the Award would have vested or been earned. Any adjustment, waiver, conversion or the like carried out by the Committee under this Paragraph shall be conclusive and binding for all purposes of the Plan. Notwithstanding the foregoing, any increase in the number of shares of Common Stock subject to the Plan shall, if required under Rule 16b-3 or Code Section 162(m), be subject to approval of the Company’s shareholders.

21. Withholding Taxes

The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In no event shall the Company withhold, or allow the Participant to pay more than the minimum amount required by law. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Company, shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

22. Noncompetition Provision

Unless the Award Agreement specifies otherwise, a Participant shall forfeit all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing if, (a) in the opinion of the Committee, the Participant, at any time during the period of Participant’s employment and for one (1) year thereafter, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary, in the geographic area in which the Company does business; or (b) the Participant performs any act or engages in any activity which in the opinion of the Chief Executive Officer of the Company is inimical to the best interests of the Company. In addition, the Committee may, in its discretion, condition the deferral of any Award, dividend, or dividend equivalent under Paragraph 16 hereof on a Participant’s compliance with the terms of this Paragraph 22, and cause such a Participant to forfeit any payment which is so deferred if the Participant fails to comply with the terms hereof.

23. Amendments to Awards

The Committee may at any time unilaterally amend or terminate and cash out any unexercised or unpaid Award, whether earned or unearned, including, but not by way of limitation, Awards earned but not yet paid, and/or substitute another Award of the same or different type, to the extent it deems appropriate; provided, however, that without the prior approval of the Company’s shareholders and except as provided in Section 18, stock options or SARS issued under this Plan will not be repriced, replaced, repurchased for cash at any time when the Market Value of a share of Common Stock is lower than the exercise price of a previously granted stock option or the “exercise price” of a previously granted SAR, or regranted through cancellation, or by lowering the exercise price of a previously granted stock option or the “exercise price” of a previously granted SAR; and provided further that any amendment to (but not termination of) an outstanding Award which, in the opinion of the Committee, is materially adverse to the Participant, or any amendment or termination which, in the opinion of the Committee, may subject the Participant to liability under Section 16 of the Exchange Act, shall require the Participant’s consent.

24. Regulatory Approvals and Listings

Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Common Stock evidencing Stock Awards or any other Award resulting in the payment of Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.

25. No Rights to Continued Service or Grants

Participation in the Plan shall not give any Participant any right to remain in the employ of the Company or any Subsidiary or to continue as a director of the Company or any Subsidiary. The Company or, in the case of service with a Subsidiary, the Subsidiary, reserves the right to terminate any Participant at any time. Further, the adoption of this Plan shall not be deemed to give any Participant or any other person any right to be selected as a Participant or to be granted an Award or additional Awards.

26. Amendment

The Board may suspend or terminate the Plan at any time, but the termination or suspension shall not, without the consent of a Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant, except to the extent permitted by Paragraph 23. In addition, the Board may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment that requires shareholder approval under Rule 16b-3, Code Section 162(m), any applicable stock exchange rule, or any other applicable provision of securities and/or tax law.

27. Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law provisions.

28. No Right, Title, or Interest in Company Assets

No Participant shall have any right in any fund or in any specific asset of the Company by reason of being a Participant under this Plan, nor any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in the Participant’s name, and, in the case of restricted shares of Common Stock, such rights are granted to the Participant under Paragraph 10(c) hereof. To the extent any person acquires a right to receive payments from the Company under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company.